AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2021

Investment Company Act File No. 811-23561

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940 [X]

AMENDMENT NO. 5

DELAWARE WILSHIRE PRIVATE MARKETS FUND

(Exact Name of Registrant as Specified in Charter)

One Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of Principal Executive Offices, Zip Code)

1-610-676-1000

(Registrant’s Telephone Number, including Area Code)

Michael Beattie

c/o SEI Investments

One Freedom Valley Drive

Oaks, Pennsylvania 19456

(Name and Address of Agent for Service)

Copy to:

Sean Graber

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box [ ]

If any securities being registered on this Form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered in connection with dividend or interest reinvestment plans, check the following box [ ]

If this Form is a registration statement pursuant to General Instruction A.2 or a post-effective amendment thereto, check the following box [ ]

If this Form is a registration statement pursuant to General Instruction B or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction B to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [ ]

Check each box that appropriately characterizes the Registrant:

[X]	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (the “Investment Company Act”)).
[ ]	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act.
[ ]	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
[ ]	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
[ ]	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).
[ ]	Emerging Growth Company (as defined by Rule 12b-2 under the Securities and Exchange Act of 1934).
[ ]

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

[X]	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement on Form N-2 has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, shares of beneficial interest (“Shares”) of the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) because such Shares will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Registrant may only be made by natural persons or entities that are “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the Securities Act, any Shares of the Registrant.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement of Delaware Wilshire Private Markets Fund (the “Registrant”) on Form N-2 (File No. 811-23561) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 filed with the U.S. Securities and Exchange Commission on September 15, 2020 under the 1940 Act (Accession No. 0001398344-20-018523) (“Registration Statement”), as pertaining to the Part A and Part B of the Registration Statement. Part A and Part B of the Registration Statement, as filed in Amendment No. 2, are incorporated herein by reference.

Supplement no. 1 TO THE

Institutional Class Shares PROSPECTUS of the

DELAWARE WILSHIRE PRIVATE MARKETS FUND

DELAWARE WILSHIRE PRIVATE MARKETS TENDER FUND
(the “Funds”)

Dated January 25, 2021

IMPORTANT NOTICE

THIS SUPPLEMENT IS BEING FURNISHED ON A CONFIDENTIAL BASIS AND IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT. THIS SUPPLEMENT, THE INFORMATION CONTAINED HEREIN AND THE CONTENTS OF ANY DOCUMENTS REFERRED TO HEREIN, ARE NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISORS OF THE PROSPECTIVE INVESTOR RECEIVING THIS SUPPLEMENT, FOR THE PURPOSE AFOREMENTIONED). EACH PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY OF THIS SUPPLEMENT, AGREES NOT TO COPY OR DIVULGE THE CONTENTS HEREOF (OR THE CONTENTS OF ANY DOCUMENTS REFERRED TO HEREIN), IN WHOLE OR IN PART, TO ANY PERSON, OTHER THAN ITS PROFESSIONAL ADVISORS FOR THE SOLE PURPOSE OF SEEKING THE ADVICE OF SUCH PERSONS WITH RESPECT TO THIS OFFERING.

DELAWARE WILSHIRE PRIVATE MARKETS FUND

DELAWARE WILSHIRE PRIVATE MARKETS TENDER FUND

(the “Funds”)

Supplement dated January 25, 2021
to the Funds’ Institutional Class Shares Prospectus, dated September 15, 2020
(the “Prospectus”)

This Supplement is intended to provide prospective investors in the Funds with certain supplemental information regarding the offering described in the Prospectus. This Supplement does not purport to be a complete description of the offering described in the Prospectus, and prospective investors should review this Supplement only in conjunction with the Prospectus. This Supplement is subject to the confidentiality obligations, disclaimers and terms set forth in the Prospectus. The information in this Supplement supersedes the related information in the Prospectus.

Statements in this Supplement are made as of the date of this Supplement. Statements made in the Prospectus that are not revised by this Supplement are made as of the date of the Prospectus. Neither the delivery of the Supplement and Prospectus, nor any sale made pursuant to those documents, shall in any circumstances imply that the information contained in this Supplement or in the Prospectus is correct as of any time other than the date of this Supplement and the Prospectus, respectively.

Capitalized terms used in this Supplement without definition shall have the meanings assigned to them in the Prospectus.

The Prospectus is hereby revised as follows:

1.	On page 2 of the Prospectus, the last paragraph of the “Purchase, Exchange and Repurchase of Shares” sub-section under the section entitled “Summary of Terms” is hereby deleted and replaced with the following:

An auction will be held for any particular month only if there is sufficient investor demand to support the auction. Shares may be purchased or sold only at their most recently calculated NAV or at a discount, and not a premium, to their most recently calculated NAV during any particular monthly auction.

2.	On page 2 of the Prospectus, the last sentence of the “Investment Adviser” sub-section under the section entitled “Summary of Terms” is hereby deleted and replaced with the following:

Together, the Adviser and the subsidiaries of Macquarie Management Holdings, Inc. (“MMHI”) manage, as of June 30, 2020, $168.1 billion in assets, including mutual funds, separate accounts, and other investment vehicles.

3.	On page 3 of the Prospectus, the “Investment Objective” sub-section under the section entitled “Summary of Terms” is hereby deleted and replaced with the following:

Investment Objective	Each Fund’s investment objective is to provide efficient access to the private markets with the goals of offering long-term capital appreciation and current income.

4.	On page 3 of the Prospectus, the following is hereby added to the beginning of the “Investment Strategy” sub-section under the section entitled “Summary of Terms”:

The Sub-Adviser seeks to accomplish each Fund’s investment objective through:

•	Broad, global private markets exposure, with diversification potential across private equity, real assets, private credit and alternative yield,
•	Periodic distributions to provide current income, and
•	Prudent risk management.

5.	On page 8 of the Prospectus, the title and first sentence of the “No Operating History” sub-section under the section entitled “Summary of Terms” are hereby deleted and replaced with the following:

Limited or No Operating History. Each Fund is newly formed and, with respect to the Auction Fund, has a limited operating history, or with respect to the Tender Offer Fund, no operating history, upon which potential investors can evaluate its likely performance.

6.	On page 20 of the Prospectus, the last sentence of the first paragraph of the “Distribution Policy” sub-section under the section entitled “Summary of Terms” is hereby deleted and replaced with the following:

Nevertheless, the Board may cause the payment of special interim distributions in cash or in-kind to the Shareholders at the sole discretion of the Board in order for the Fund to qualify as a RIC (as defined below) or as otherwise determined to be in the best interest of the Fund.

7.	On page 22 of the Prospectus, the section entitled “Summary of Fees and Expenses – Auction Fund” is hereby deleted and replaced with the following:

SUMMARY OF FEES AND EXPENSES – AUCTION FUND

The following table illustrates the fees and expenses that the Auction Fund expects to incur and that Shareholders can expect to bear directly or indirectly. Shareholders will directly bear the expenses of the Auction Fund and indirectly bear fees and expenses of the Master Fund, which are reflected in the following chart and in the example below.

Institutional Class
Annual Expenses (as a percentage of the Fund’s average net assets)
Management Fee (1)	1.25%
Other Expenses (2)	0.81%
Acquired Fund Fees and Expenses (3)	0.87%
Total Annual Fund Expenses	2.93%

(1)	This fee is paid to the Adviser at the Master Fund level.

(2)	Other Expenses are based on estimated amounts for the current fiscal year and include all direct operating expenses of the Fund, including a fee of 0.15% of average daily net assets payable to Nasdaq Private Market (which amount may be lower in any particular year), and all indirect operating expenses that the Fund bears through its investment in the Master Fund. Other Expenses include the Fund’s organization and offering fees and expenses.

(3)	Includes the estimated fees and expenses of the Private Markets Investment Funds in which the Master Fund intends to invest, based upon estimated net assets of the Fund of $250 million during the Fund’s first 12 months of operations. Some or all of the Private Markets Investment Funds in which the Master Fund intends to invest charge carried interests, incentive fees or allocations based on the Private Markets Investment Funds’ performance. The Private Markets Investment Funds in which the Master Fund intends to invest generally charge a management fee of 1.00% to 2.00%, and approximately 15% to 20% of net profits as a carried interest allocation. The “Acquired Fund Fees and Expenses” disclosed above are based on historic returns of the Private Markets Investment Funds in which the Master Fund anticipates investing, which may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” The expense shown as “Acquired Fund Fees and Expenses” reflects operating expenses of the Private Markets Investment Funds (e.g., management fees, administration fees and professional and other direct, fixed fees and expenses of the Private Markets Investment Funds) after refunds, excluding any performance-based fees or allocations paid by the Private Markets Investment Funds that are paid solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Private Markets Investment Funds.

Example

You would pay the following fees and expenses on a $1,000 investment, assuming a 5.00% annual return, and the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Institutional Class	$30	$84	$141	$297

The example is based on the fees and expenses set forth in the table above, and should not be considered a representation of future expenses. Actual Fund expenses may be greater or less than those shown (and “Acquired Fund Fees and Expenses” also may be greater or less than that shown). Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example. If the Private Markets Investment Funds’ actual rates of return exceed 5%, the dollar amounts could be significantly higher as a result of the Private Markets Investment Funds’ incentive fees.

8.	On page 24 of the Prospectus, the section entitled “Summary of Fees and Expenses – Tender Offer Fund” is hereby deleted and replaced with the following:

SUMMARY OF FEES AND EXPENSES – TENDER OFFER FUND

The following table illustrates the fees and expenses that the Tender Offer Fund expects to incur and that Shareholders can expect to bear directly or indirectly. Shareholders will directly bear the expenses of the Tender Offer Fund and indirectly bear fees and expenses of the Master Fund, which are reflected in the following chart and in the example below.

Institutional Class
Annual Expenses (as a percentage of the Fund’s average net assets)
Management Fee (1)	1.25%
Other Expenses (2)	0.66%
Acquired Fund Fees and Expenses (3)	0.87%
Total Annual Fund Expenses	2.78%

(1)	This fee is paid to the Adviser at the Master Fund level.

(2)	Other Expenses are based on estimated amounts for the current fiscal year and include all direct operating expenses of the Fund, and all indirect operating expenses that the Fund bears through its investment in the Master Fund. Other Expenses include the Fund’s organization and offering fees and expenses.

(3)	Includes the estimated fees and expenses of the Private Markets Investment Funds in which the Master Fund intends to invest, based upon estimated net assets of the Master Fund of $250 million during the Fund’s first 12 months of operations. Some or all of the Private Markets Investment Funds in which the Master Fund intends to invest charge carried interests, incentive fees or allocations based on the Private Markets Investment Funds’ performance. The Private Markets Investment Funds in which the Master Fund intends to invest generally charge a management fee of 1.00% to 2.00%, and approximately 15% to 20% of net profits as a carried interest allocation. The “Acquired Fund Fees and Expenses” disclosed above are based on historic returns of the Private Markets Investment Funds in which the Master Fund anticipates investing, which may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” The expense shown as “Acquired Fund Fees and Expenses” reflects operating expenses of the Private Markets Investment Funds (e.g., management fees, administration fees and professional and other direct, fixed fees and expenses of the Private Markets Investment Funds) after refunds, excluding any performance-based fees or allocations paid by the Private Markets Investment Funds that are paid solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Private Markets Investment Funds.

Example

You would pay the following fees and expenses on a $1,000 investment, assuming a 5.00% annual return, and the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Institutional Class	$28	$80	$134	$282

The example is based on the fees and expenses set forth in the table above, and should not be considered a representation of future expenses. Actual Fund expenses may be greater or less than those shown (and “Acquired Fund Fees and Expenses” also may be greater or less than that shown). Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example. If the Private Markets Investment Funds’ actual rates of return exceed 5%, the dollar amounts could be significantly higher as a result of the Private Markets Investment Funds’ incentive fees.

9.	On page 26 of the Prospectus, the first sentence of the “Investment Objective” sub-section under the section entitled “Investment Program” is hereby deleted and replaced with the following:

Each Fund’s investment objective is to provide efficient access to the private markets with the goals of offering long-term capital appreciation and current income.

10.	On page 26 of the Prospectus, the following is hereby added as the first sentence of the “Portfolio Investments” sub-section under the section entitled “Investment Program”:

The Sub-Adviser seeks to accomplish each Fund’s investment objective through:

•	Broad, global private markets exposure, with diversification potential across private equity, real assets, private credit and alternative yield,
•	Periodic distributions to provide current income, and
•	Prudent risk management.

11.	On page 32 of the Prospectus, the “Environmental, Social and Governance (“ESG”) Due Diligence” sub-section under the section entitled “Investment Program” is hereby deleted.

12.	On page 34 of the Prospectus, the title and first sentence of the “No Operating History” sub-section under the section entitled “Types of Investments and Related Risks” are hereby deleted and replaced with the following:

Limited or No Operating History. Each Fund is newly formed and, with respect to the Auction Fund, has a limited operating history, or with respect to the Tender Offer Fund, no operating history, upon which potential investors can evaluate its likely performance.

13.	On page 85 of the Prospectus, the second sentence of the first paragraph of “The Adviser” sub-section under the section entitled “Management of the Funds” is hereby deleted and replaced with the following:

Together, the Adviser and the subsidiaries of Macquarie Management Holdings, Inc. (“MMHI”) manage, as of June 30, 2020, $168.1 billion in assets, including mutual funds, separate accounts, and other investment vehicles.

14.	On page 86 of the Prospectus, the second paragraph of “The Sub-Adviser” sub-section under the section entitled “Management of the Funds” is hereby deleted and replaced with the following:

A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement and Sub-Advisory Agreement will be available in the Funds’ initial Annual Report to Shareholders for the period ended March 31, 2021, once available.

15.	On page 89 of the Prospectus, the fourth paragraph of the section entitled “Fees and Expenses” is hereby deleted and replaced with the following:

The Auction Fund's offering costs will be capitalized and amortized over the 12-month period beginning on October 28, 2020, the date the Auction Fund commenced operations for financial reporting purposes.

16.	On page 97 of the Prospectus, the second paragraph of the “Purchase Terms for Auction Fund Shares” sub-section under the section entitled “Purchase and Exchange of Shares” is hereby deleted and replaced with the following two paragraphs:

Only Good Orders will be effective as of 4:00 p.m. on the last business day of the month or at such other time as the Auction Fund establishes a NAV in its sole discretion. As a result, an investor who misses the above deadlines may have the effectiveness of its investment in the Auction Fund delayed until the following month.

Purchase orders that are properly submitted are binding obligations of the purchaser once such orders are accepted by the Auction Fund, and such purchase orders cannot be rescinded or modified after the Auction Fund's acceptance. For example, if an investor submitted a purchase order to the Fund on the last business day of a month, and the Auction Fund were to accept such order on the second business day of the following month, such order is a binding obligation of the investor to purchase shares as of 4:00 p.m. on the last business day of the month of acceptance.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

DELAWARE WILSHIRE PRIVATE MARKETS FUND

PART C

OTHER INFORMATION

Item 25. Financial Statements and Exhibits.

(1)	Financial Statements – not applicable.

(2)	Exhibits

(a)(i)	Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-2 (File No. 811-23561), filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001398344-20-007955 on April 15, 2020 (the “April 2020 Registration Statement”).

(a)(ii)	Amended and Restated Agreement and Declaration of Trust is filed herewith.

(b)	Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) of Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 811-23561), filed with the SEC via EDGAR Accession No. 0001398344-20-018523 on September 15, 2020 (“Amendment No. 2 to the April 2020 Registration Statement”).

(c)	Voting Trust Agreement – not applicable.

(d)	Instruments Defining Rights of Shareholders – none other than the Declaration of Trust and By-Laws.

(e)	Dividend Reinvestment Plan – not applicable.

(f)	Not applicable.

(g)(i)	Investment Advisory Agreement between Registrant and Delaware Management Company, a series of Macquarie Investment Management Business Trust (the “Adviser”) is incorporated herein by reference to Exhibit (g)(i) of Amendment No. 2 to the April 2020 Registration Statement.

(g)(ii)	Investment Sub-Advisory Agreement between Registrant and Wilshire Associates Incorporated (the “Sub-Adviser”) is filed herewith.

(h)	Placement Agent Agreement between Registrant and Foreside Financial Services, LLC (the “Placement Agent”) is incorporated herein by reference to Exhibit (h) of Amendment No. 2 to the April 2020 Registration Statement.

(i)	Bonus or Profit Sharing – not applicable.

(j)	Custody Agreement between Registrant and U.S. Bank, N.A. is incorporated herein by reference to Exhibit (j) of Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 811-23561), filed with the SEC via EDGAR Accession No. 0001398344-20-013469 on July 8, 2020 (“Amendment No. 1 to the April 2020 Registration Statement”).

(k)	Other Material Contracts:

(i)	Administration Agreement between Registrant and SEI Investments Global Funds Services (the “Administrator”) is incorporated herein by reference to Exhibit (k)(i) of Amendment No. 2 to the April 2020 Registration Statement.

(ii)	Transfer Agency Agreement between Registrant and DST Asset Manager Solutions, Inc. is incorporated herein by reference to Exhibit (k)(ii) of Amendment No. 2 to the April 2020 Registration Statement.

(iii)	Expense Limitation Agreement between Registrant and the Adviser is incorporated herein by reference to Exhibit (k)(iii) of Amendment No. 2 to the April 2020 Registration Statement.

(iv)	Form of Nasdaq Private Market Auction Fund Liquidity Programs Master Services Agreement between Registrant and The NASDAQ Private Market, LLC is incorporated herein by reference to Exhibit (k)(iv) of Amendment No. 2 to the April 2020 Registration Statement.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Omitted Financial Statements – not applicable.

(p)	Not applicable.

(q)	Not applicable.

(r)	Code of Ethics:

(i)	The Code of Ethics for the Registrant is incorporated herein by reference to Exhibit (r)(i) to the April 2020 Registration Statement.

(ii)	The Code of Ethics for the Adviser is filed herewith.

(iii)	The Code of Ethics for the Sub-Adviser is incorporated herein by reference to Exhibit (r)(iii) to the April 2020 Registration Statement.

(iv)	The Code of Ethics for the Placement Agent is incorporated herein by reference to Exhibit (r)(iv) to the April 2020 Registration Statement.

(v)	The Code of Ethics for the Administrator is incorporated herein by reference to Exhibit (r)(v) to the April 2020 Registration Statement.

(s)(i)	Powers of Attorney for Messrs. William M. Doran, Jon C. Hunt, Thomas P. Lemke, Jay C. Nadel, Randall S. Yanker, Michael Beattie and Stephen Connors are filed herewith.

(s)(ii)	Resolution adopted by the Board of Trustees of the Registrant is filed herewith.

Item 26. Marketing Arrangements.

The information contained under the heading “Plan of Distribution” in this Registration Statement is incorporated by reference.

Item 27. Other Expenses of Issuance and Distribution (estimated).

Printing and mailing expenses	$45,000
Blue sky filing fees and expenses	$20,000
Legal fees and expenses	$290,000
Total	$355,000

Item 28. Persons Controlled by or Under Common Control.

None.

Item 29. Numbers of Holders of Securities.

The following table sets forth the number of record holders of the Registrant’s common stock as of January 25, 2021:

Title of Class	Number of Record Holders
Institutional Class Shares	2

Item 30. Indemnification.

Reference is made to Article VII of the Registrant’s Agreement and Declaration of Trust and Article VI of the Registrant’s Bylaws. Article VII, Section 2 of the Agreement and Declaration of Trust provides that the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser or principal underwriter of the Registrant, nor for the act or omission of any other Trustee, and, subject to the provisions of the Registrant’s Bylaws, the Registrant out of its assets may indemnify and hold harmless each and every Trustee and officer of the Registrant, including persons who serve at the Registrant’s request as directors, officers or trustees of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise (each, a “Subsidiary”) from and against any and all claims, demands, costs, losses, expenses and damages whatsoever arising out of or related to such Trustee’s or officer’s performance of his or her duties as (i) a Trustee or officer of the Registrant or (ii) a director, officer or trustee of a Subsidiary; provided that nothing therein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Registrant or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. For the avoidance of doubt, the service, at the request of the Registrant, by a Trustee or officer of the Registrant as a director, officer or trustee of a Subsidiary is determined to be part of such Trustee’s or officer’s duties to the Registrant.

Article VI, Section 2 of the Bylaws provides generally that the Registrant shall indemnify any Trustee or officer of the Registrant who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was a Trustee or officer of the Registrant, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that such person acted in good faith and reasonably believed: (a) in the case of conduct in his official capacity as an agent of the Registrant, that his conduct was in the Registrant’s best interests; (b) in all other cases, that his conduct was at least not opposed to the Registrant’s best interests; and (c) in the case of a criminal proceeding, that he had no reasonable cause to believe the conduct of that person was unlawful.

The Registrant hereby undertakes that it will apply the indemnification provisions of the Agreement and Declaration of Trust in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect. The Registrant, in conjunction with the Adviser and the Registrant’s Board of Trustees, maintains insurance on behalf of any person who is or was an Independent Trustee, officer, employee, or agent of the Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Registrant itself is not permitted to indemnify.

Item 31. Business and Other Connections of Investment Adviser.

DELAWARE MANAGEMENT COMPANY, A SERIES OF MACQUARIE INVESTMENT MANAGEMENT BUSINESS TRUST

Delaware Management Company, a series of Macquarie Investment Management Business Trust, serves as investment adviser for the Registrant. The principal address of the Adviser is 100 Independence, 610 Market Street, Philadelphia, Pennsylvania 19106-2354. The Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended. The information below is provided as of September 11, 2020.

Name and Principal Business Address	Positions and Offices with Manager	Positions and Offices with Registrant	Other Positions and Offices Held
Shawn Lytle	President since June 2015	President/Chief Executive Officer/Trustee since June 2015	Mr. Lytle has served in various executive capacities within Macquarie Investment Management
Roger A. Early	Executive Vice President/Executive Director, Chief Investment Officer - US Fixed Income	Executive Vice President/Executive Director, Chief Investment Officer - US Fixed Income	Mr. Early has served in various capacities within Macquarie Investment Management
John Leonard	Executive Vice President/Global Head of Equities	Executive Vice President/Global Head of Equities	Mr. Leonard has served in various executive capacities within Macquarie Investment Management
Brett Lewthwaite	Executive Vice President/Head of Fixed Income	Executive Vice President/Head of Fixed Income	Mr. Lewthwaite has served in various executive capacities within Macquarie Investment Management

David F. Connor	Senior Vice President/General Counsel/Secretary	Senior Vice President/General Counsel/Secretary	Mr. Connor has served in various executive capacities within Macquarie Investment Management Senior Vice President/General Counsel/Secretary – Optimum Fund Trust
Brian L. Murray, Jr.	Senior Vice President/ Global Chief Compliance Officer	Senior Vice President/ Chief Compliance Officer	Mr. Murray has served in various capacities within Macquarie Investment Management Senior Vice President/Global Chief Compliance Officer – Optimum Fund Trust
Richard Salus	Senior Vice President	Senior Vice President/ Chief Financial Officer	Mr. Salus has served in various capacities within Macquarie Investment Management
Daniel V. Geatens	Vice President/ Director of Financial Administration	Vice President/Treasurer	Mr. Geatens has served in various capacities within Macquarie Investment Management Vice President/Treasurer/Chief Financial Officer – Optimum Fund Trust
Alexander Alston	Senior Vice President/Co-Head of Private Placements	Senior Vice President/Co-Head of Private Placements	Mr. Alston has served in various capacities within Macquarie Investment Management
Christopher S. Beck	Senior Vice President/ Chief Investment Officer—Small /Mid- Cap Value Equity	Senior Vice President/ Chief Investment Officer—Small/Mid- Cap Value Equity	Mr. Beck has served in various capacities within Macquarie Investment Management
David Brenner	Senior Vice President/Chief Administration Officer	Senior Vice President/Chief of Staff	Mr. Brenner has served in various capacities within Macquarie Investment Management
Adam H. Brown	Senior Vice President/Senior Portfolio Manager/Co- Head of High Yield	Senior Vice President/ Co-Head of High Yield	Mr. Brown has served in various capacities within Macquarie Investment Management
Michael F. Capuzzi	Senior Vice President/ Head of Investment Operations	Senior Vice President/ US Chief Operations Officer	Mr. Capuzzi has served in various capacities within Macquarie Investment Management
Liu-Er Chen	Senior Vice President/ Chief Investment Officer, Emerging Markets and Healthcare	Senior Vice President/ Chief Investment Officer, Emerging Markets and Healthcare	Mr. Chen has served in various capacities within Macquarie Investment Management

Stephen J. Czepiel	Senior Vice President/ Head of Municipal Bonds Portfolio Management	Senior Vice President/ Head of Municipal Bonds Portfolio Management	Mr. Czepiel has served in various capacities within Macquarie Investment Management
Craig C. Dembek	Senior Vice President/ Head of Credit Research	Senior Vice President/ Head of Credit Research	Mr. Dembek has served in various capacities within Macquarie Investment Management
Joseph Devine	Senior Vice President/ Chief Investment Officer, Global Ex U.S. Equities	Senior Vice President/ Chief Investment Officer, Global Ex-US Equities	Mr. Devine has served in various capacities within Macquarie Investment Management
Brad Frishberg	Senior Vice President/ Chief Investment Officer, Global Listed Infrastructure	None	Mr. Frishberg has served in various capacities within Macquarie Investment Management
W. Alexander Ely	Senior Vice President/ Chief Investment Officer, Small/Mid-Cap Growth Equity	Senior Vice President/ Chief Investment Officer, Small/Mid-Cap Growth Equity	Mr. Ely has served in various capacities within Macquarie Investment Management
Stuart M. George	Senior Vice President/Head of Equity Trading	Senior Vice President/Global Head of Equity Trading	Mr. George has served in various capacities within Macquarie Investment Management
Gregory Gizzi	Senior Vice President/ Head of Municipal Bonds	Senior Vice President/ Head of Municipal Bonds	Mr. Gizzi has served in various capacities within Macquarie Investment Management
J. David Hillmeyer	Senior Vice President/Senior Portfolio Manager	Senior Vice President/Head of Global and Multi-Asset Credit	Mr. Hillmeyer has served in various capacities within Macquarie Investment Management
Kashif Ishaq	Senior Vice President/Head of Investment Grade Corporate Bond Trading	Senior Vice President/Head of Credit Trading	Mr. Ishaq has served in various capacities within Macquarie Investment Management
Alexander Kozhemiakin	Senior Vice President/Head of Emerging Markets Debt	Senior Vice President/Head of Emerging Markets Debt	Mr. Kozhemiakin has served in various capacities within Macquarie Investment Management
Frank G. LaTorraca	Senior Vice President/Co-Head of Private Placements	Senior Vice President/Co-Head of Private Placements	Mr. LaTorraca has served in various capacities within Macquarie Investment Management
Nik Lalvani	Senior Vice President/ Chief Investment Officer – Large Cap Value	Senior Vice President/ Chief Investment Officer – Large Cap Value	Mr. Lalvani has served in various capacities within Macquarie Investment Management
Stefan Loewenthal	Senior Vice President/ Chief Investment Officer – Global Multi Asset Team	Senior Vice President/ Chief Investment Officer – Global Multi Asset Team	Mr. Lowenthal has served in various capacities within Macquarie Investment Management

John P. McCarthy	Senior Vice President/Senior Portfolio Manager/Co- Head of High Yield	Senior Vice President/Senior Portfolio Manager/Co- Head of High Yield	Mr. McCarthy has served in various capacities within Macquarie Investment Management
Brian McDonnell	Senior Vice President/Senior Portfolio Manager/Senior Structured Products Analyst	Senior Vice President/Head of US Core Fixed Income	Mr. McDonnell has served in various capacities within Macquarie Investment Management
Carleen Michalski	Senior Vice President/ Head of Global Product Development	Senior Vice President/ Head of Global Product Development	Ms. Michalski has served in various capacities within Macquarie Investment Management
Francis X. Morris	Senior Vice President/Chief Investment Officer, Core Equity	Senior Vice President/Chief Investment Officer, Core Equity	Mr. Morris has served in various capacities within Macquarie Investment Management
Susan L. Natalini	Senior Vice President/Chief Operations Officer – Equity and Fixed Income Investments	Senior Vice President/Chief Operations Officer – Equity and Fixed Income Investments	Ms. Natalini has served in various capacities within Macquarie Investment Management
Philip O. Obazee	Senior Vice President/Head of Derivatives	Senior Vice President/Head of Derivatives	Mr. Obazee has served in various capacities within Macquarie Investment Management
Terrance M. O’Brien	Senior Vice President/Head of Portfolio Analytics	Senior Vice President/US Head of Quantitative and Markets Research	Mr. O’Brien has served in various capacities with Macquarie Investment Management
Mansur Z. Rasul	Senior Vice President/Portfolio Manager/Head of Emerging Markets Credit Trading	Senior Vice President/Senior Portfolio Manager	Mr. Rasul has served in various capacities with Macquarie Investment Management
Kevin Schildt	Senior Vice President/ Head of Municipal Credit Research	Senior Vice President/ Head of Municipal Credit Research	Mr. Schildt has served in various capacities with Macquarie Investment Management
Neil Siegel	Senior Vice President/Chief Marketing and Product Officer	Senior Vice President/Global Head of Marketing and Product	Mr. Siegel has served in various capacities with Macquarie Investment Management
John C. Van Roden III	Senior Vice President/ Head of Municipal Trading	Senior Vice President/ Head of Municipal Trading	Mr. Van Roden has served in various capacities within Macquarie Investment Management

Gary T. Abrams	Vice President/Head of International Equity Trading	Vice President/Head of International Equity Trading	Mr. Abrams has served in various capacities within Macquarie Investment Management
Patricia L. Bakely	Vice President/Chief Financial Officer/Treasurer	None	Ms. Bakely has served in various capacities within Macquarie Investment Management
Jamie Chiarieri	Vice President/Analyst	None	Mr. Chiarieri has served in various capacities within Macquarie Investment Management
Anthony G. Ciavarelli	Vice President/Associate General Counsel/Assistant Secretary	Vice President/Associate General Counsel/Assistant Secretary	Mr. Ciavarelli has served in various capacities within Macquarie Investment Management
Kishor K. Daga	Vice President/ Institutional Account Services	Vice President/ Associate Director of US Portfolio Administration	Mr. Daga has served in various capacities within Macquarie Investment Management
Michael E. Dresnin	Vice President/Associate General Counsel/Assistant Secretary	Vice President/Associate General Counsel/Assistant Secretary	Mr. Dresnin has served in various capacities within Macquarie Investment Management
Joel A. Ettinger	Vice President/Taxation	Vice President/Taxation	Mr. Ettinger has served in various capacities within Macquarie Investment Management
William J. Fink	Vice President/ Deputy Chief Compliance Officer	None	Mr. Fink has served in various capacities within Macquarie Investment Management
Joseph A. Fiorilla	Vice President/Trading Operations	Vice President/Head of US Trading Operations	Mr. Fiorilla has served in various capacities within Macquarie Investment Management
Stephen Hoban	Vice President/Controller	None	Mr. Hoban has served in various capacities within Macquarie Investment Management
Christopher Gowlland	Vice President/Head of Equity Quantitative Research/Associate Director	Vice President/Head of Equity Quantitative Research/Associate Director	Mr. Gowlland has served in various capacities within Macquarie Investment Management
Jerel A. Hopkins	Vice President/Associate General Counsel/Assistant Secretary	Vice President/Associate General Counsel/Assistant Secretary	Mr. Hopkins has served in various capacities within Macquarie Investment Management

Michael Q. Mahoney	Vice President/ Fund Administration	None	Mr. Mahoney has served in various capacities within Macquarie Investment Management
Andrew McEvoy	Vice President/Trade Settlements	Vice President/Associate Director of US Transaction Management	Mr. McEvoy has served in various capacities within Macquarie Investment Management
Peter T. Pan	Vice President/Head of US SMA Trading	Vice President/Head of US SMA Trading	Mr. Pan has served in various capacities within Macquarie Investment Management
William Speacht	Vice President /Deputy Chief Compliance Officer	Vice President /Deputy Chief Compliance Officer	Mr. Speacht has served in various capacities within Macquarie Investment Management
Emilia P. Wang	Vice President/Associate General Counsel/Assistant Secretary	Vice President/Associate General Counsel/Assistant Secretary	Ms. Wang has served in various capacities within Macquarie Investment Management
Lauren Weintraub	Vice President/Equity Trader	None	Ms. Weintraub has served in various capacities within Macquarie Investment Management
Kathryn R. Williams	Vice President/Associate General Counsel/Assistant Secretary	Vice President/Associate General Counsel/Assistant Secretary	Ms. Williams has served in various capacities within Macquarie Investment Management
Joseph Zalewski	Vice President/Analyst	None	Mr. Zalewski has served in various capacities within Macquarie Investment Management

WILSHIRE ASSOCIATES INCORPORATED

Wilshire Associates Incorporated serves as sub-adviser for the Registrant. The principal address of the Sub-Adviser is 1299 Ocean Avenue, Suite 700, Santa Monica, California 90401. The Sub-Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended. During the prior two fiscal years, no director, officer or partner of the Sub-Adviser engaged in any other business, profession, vocation or employment of a substantial nature for his or her own account or in the capacity of director, officer, employee, partner or trustee.

Item 32. Location of Accounts and Records.

The books and records required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, are maintained at the following locations:

Records Relating to:	Are Located At:
Registrant’s Investment Adviser	Delaware Management Company, a series of Macquarie Investment Management Business Trust 100 Independence 610 Market Street Philadelphia, Pennsylvania 19106-2354
Registrant’s Sub-Adviser	Wilshire Associates Incorporated 1299 Ocean Avenue Suite 700 Santa Monica, California 90401
Registrant’s Administrator	SEI Investments Global Funds Services One Freedom Valley Drive Oaks, Pennsylvania 19456
Registrant’s Custodian	U.S. Bank, N.A. 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202
Registrant’s Placement Agent	Foreside Financial Services, LLC 3 Canal Plaza Suite 100 Portland, Maine 04101
Registrant’s Transfer Agent	DST Asset Manager Solutions, Inc. 333 West 11th Street Kansas City, Missouri 64105

Item 33. Management Services.

Not applicable.

Item 34. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oaks, Commonwealth of Pennsylvania on the 25th day of January, 2021.

DELAWARE WILSHIRE PRIVATE MARKETS FUND
(Registrant)

Signature	Title	Date

*	Trustee	January 25, 2021
William M. Doran

*	Trustee	January 25, 2021
Jon C. Hunt

*	Trustee	January 25, 2021
Thomas P. Lemke

*	Trustee	January 25, 2021
Jay C. Nadel

*	Trustee	January 25, 2021
Randall S. Yanker

* By:	/s/ Alexander F. Smith
Alexander F. Smith
Attorney-in-Fact

EXHIBIT INDEX

(a)(ii)	Amended and Restated Agreement and Declaration of Trust
(g)(ii)	Investment Sub-Advisory Agreement between Registrant and Wilshire Associates Incorporated
(r)(ii)	Code of Ethics for the Adviser
(s)(i)	Powers of Attorney for Messrs. William M. Doran, Jon C. Hunt, Thomas P. Lemke, Jay C. Nadel, Randall S. Yanker, Michael Beattie and Stephen Connors
(s)(ii)	Resolution adopted by the Board of Trustees of the Registrant